UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. ___)

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

ENERGY FUELS INC.
(Name of Registrant as specified in its charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement), if other than Registrant)

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SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF

ENERGY FUELS INC.

TO BE HELD ON TUESDAY, JUNE 11, 2024

The date of this Supplement is May 28, 2024

On April 24, 2024, Energy Fuels Inc., an Ontario corporation (the "Company"), filed a definitive proxy statement (the "Proxy Statement") relating to the Company's 2024 Annual and Special Meeting of holders of common shares (the "Meeting"). The Company set June 11, 2024 as the date for the Meeting. The Meeting will be held by way of a live audio webcast at https://web.lumiconnect.com/255057223 using the password "ef2024" (case sensitive) on Tuesday, June 11, 2024 at 10:00 a.m. (Mountain Daylight Time). As previously disclosed, the record date for determining the Company's shareholders entitled to vote at the Meeting was fixed as the close of business on April 22, 2024. The Meeting is being held for the following purposes:

1. to elect Directors of the Company;

2. to appoint the auditors of the Company and to authorize the Directors to fix the remuneration of the auditors;

3. to consider and, if deemed advisable, pass an ordinary resolution amending and extending the Company's Omnibus Equity Incentive Compensation Plan for a further three-year term; and

4. to consider and, if deemed advisable, pass an ordinary resolution ratifying and approving the Company's Shareholder Rights Plan for a three-year term.

This supplement ("Supplement") supplements and amends the information set forth in the Proxy Statement. Capitalized terms not defined in this Supplement have the meanings set forth in the Proxy Statement. We are issuing this Supplement to modify Proposal 3 - Amendment and Extension of Omnibus Equity Incentive Compensation Plan for a Further Three-Year Term ("Proposal 3") and Proposal 4 - Ratification and Approval of Shareholder Rights Plan ("Proposal 4").

Proposal 3 - Amendment and Extension of Omnibus Equity Incentive Compensation Plan

After consideration by the board of directors of the Company (the "Board") in response to recent shareholder feedback, the Company is converting the limit on the number of Common Shares issuable under the Equity Incentive Plan from a rolling limit of 10% of the issued and outstanding Common Shares to a fixed limit of 10,000,000, which represents 6.11% of the  issued and outstanding number of Common Shares as of close of business on May 22, 2024. In addition, the amount of full value awards issuable under the Equity Incentive Plan will be limited to 7,500,000, being no more than 75% of the amended Total Share Authorization (as defined below). Furthermore, the Company has clarified that the Board's ability to amend the Equity Incentive Plan in order to increase the Total Share Authorization and the Full Value Share Authorization (as defined below) without notice to Participants is strictly conditioned upon the Company's prior receipt of shareholder approval for such increase. Accordingly, on May 24, 2024, the following amendments to the Equity Incentive Plan were approved by our Board (the "Equity Incentive Plan Amendments"):

1. The following new Section 2.22 is added with the remaining sections of Article 2 (together with all cross-references thereto) renumbered accordingly:

 2.22 "Full Value Award" means any Award other than an Option or Stock Appreciation Right or similar Award, the value of which Option, Stock Appreciation Right or similar Award is based solely on an increase in the value of the Shares over the Grant Price, Option Price or similar exercise price applicable to such Award.

2. Section 4.1 of the 2024 Plan is amended and restated in its entirety to read as follows:

 4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall not exceed 10,000,000 (the "Total Share Authorization").  In addition to being subject to the Total Share Authorization limit, the aggregate number of Shares that may be issued under all Full Value Awards shall not exceed 7,500,000 (the "Full Value Share Authorization").  Subject to applicable law, the requirements of the TSX or the NYSE, prior shareholder approval as required by Section 16.1(c) of the Plan,  and any other approval(s) which may be required, the Board may in its discretion amend the Plan to increase the Total Share Authorization and the Full Value Share Authorization without notice to any Participants.  The aggregate number of Shares that may be issued under all Awards under the Plan shall be reduced by Shares subject to Awards issued under the Plan in accordance with the Share counting rules described in Section 4.1(b) below.

(a) Without limiting the applicability of the Total Share Authorization and Full Value Share Authorization limits above, the number of Shares reserved for issue to Insiders pursuant to this Plan, together with Shares reserved for issue to Insiders under any other existing share compensation arrangement of the Company, shall not exceed 10% of the aggregate outstanding Shares of the Company. Without limiting the applicability of the Total Share Authorization and Full Value Share Authorization limits above, within any one-year period, the number of Shares issued to Insiders pursuant to this Plan and all other existing share compensation arrangements of the Company shall not exceed 10% of the aggregate outstanding Shares of the Company.  If the number of Shares shall be increased or decreased as a result of a stock split, consolidation reclassification or recapitalization and not as a result of the issuance of Shares for additional consideration or by way of a stock dividend in the ordinary course, the Company may make appropriate adjustments to the maximum number of Shares which may be issued from the treasury of the Company under the Plan.

(b) For each Award issued on and after the Approval Date, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the Total Share Authorization and Full Value Authorization limits.  For greater clarity, any Awards that are not settled in Shares shall not reduce any of these reserves.  Any Shares related to Awards (or, after the Approval Date, awards granted under the Predecessor Plan) which (i) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares, (ii) are settled in cash either in lieu of Shares or otherwise, or (iii) are exchanged with the Committee's approval for Awards not involving Shares, shall be available again for issuance under the Plan.  The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or Dividend Equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares or Stock-Based Awards.  The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

Shareholders are now asked to approve the Equity Incentive Plan, as amended by the Board on May 24, 2024.  To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information contained herein supersedes such information contained in the Proxy Statement. In all other respects, the terms of Proposal 3 and the Equity Incentive Plan, which is attached as Appendix A to the Proxy Statement, remain unchanged. If the amended Proposal 3 is approved, the Equity Incentive Plan will be effective as of the date of the Meeting.

This Supplement does not provide all of the information that is important to your decisions in voting at the Meeting. Accordingly, we encourage you to carefully read this Supplement together with the Proxy Statement.

The Board recommends the Company's shareholders approve the resolution to amend and extend the Equity Incentive Plan, as set forth in the Proxy Statement, with all such approvals being deemed to include the Equity Incentive Plan Amendments. The persons named in the form of proxy intend to vote in favor of the resolution unless a shareholder has specified in the shareholder's proxy that the shareholder's shares are to be voted against such resolution.

Proposal 4 - Ratification and Approval of Shareholder Rights Plan

Upon further review of the SRP Agreement, which shareholders are being asked to consider and approve at the Meeting, a typographical error was identified in the definition of "Offeror" insofar as the definition has an incorrect cross-reference that refers to a non-existent section. Accordingly, on May 24, 2024, the Board approved the deletion of "contemplated in clause (iii)(C) of the definition of Beneficial Owner" from the definition of "Offeror" such that the definition of "Offeror" is amended and restated as follows (the "SRP Amendment"):

"Offeror" means a Person who is making or has announced a current intention to make a Take-over Bid (including a Permitted Bid or Competing Permitted Bid but excluding an ordinary market transaction (including a prearranged trade in the ordinary course of business)) but only so long as the Take-over Bid so announced or made has not been withdrawn or terminated or has not expired.

Shareholders are now asked to approve the SRP Agreement, as amended by the Board on May 24, 2024.  To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information contained herein supersedes such information contained in the Proxy Statement. In all other respects, the terms of Proposal 4 and the SRP Agreement, which is attached as Appendix B to the Proxy Statement, remain unchanged. If the amended Proposal 4 is approved, the SRP Agreement will be effective as of the date of the Meeting.

This Supplement does not provide all of the information that is important to your decisions in voting at the Meeting. Accordingly, we encourage you to carefully read this Supplement together with the Proxy Statement.

The Board recommends the Company's shareholders approve the resolution to ratify and approve the SRP Agreement, as set forth in the Proxy Statement, with all such approvals being deemed to include the SRP Amendment. The persons named in the form of proxy intend to vote in favor of the resolution unless a shareholder has specified in the shareholder's proxy that the shareholder's shares are to be voted against such resolution.

Whether or not you plan to attend the Meeting, we encourage you to read the Proxy Statement, as supplemented hereby, and submit your proxy or voting instructions as soon as possible. If you have already returned your proxy card or provided voting instructions to your broker, you do not need to take any action unless you wish to change your vote.